Exhibit 23


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Benchmark Technology Corporation on Form S-8 of our report dated March 27, 2002, appearing in the Annual Report on Form 10-KSB of Benchmark Technology Corporation for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


                                   /s/ Merdinger, Fruchter, Rosen, & Corso, P.C.
                                  ----------------------------------------------
                                  MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                  Certified Public Accountants


New York, New York
June 12, 2002